Exhibit 10.5

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”) is made and entered into as of October 9, 2025, by and among GSR III Acquisition Corp., a Cayman Islands exempted company (the “Assignor”) and Terra Innovatum Global N.V., a public limited liability company under Dutch law (“PubCo”), and shall become effective immediately prior to the Closing (as defined in the Business Combination Agreement (as defined below)).

WHEREAS, Assignor and the certain subscribers listed on Exhibit A hereto (the “Subscribers”) are party to those certain Subscription Agreements, each dated on or around September 23, 2025 (the “Subscription Agreements”);

WHEREAS, in connection with the Subscription Agreements, Assignor has agreed to issue to the Subscribers at the Closing warrants to purchase an aggregate of 1,841,750 ordinary shares at an exercise price of $12.00 per share (the “Half Warrants”);

WHEREAS, in connection with the Subscription Agreements, Assignor has agreed to issue to the Subscribers at the Closing warrants to purchase an aggregate of 920,865 ordinary shares at an exercise price of $16.00 per share (the “Quarter Warrants,”);

WHEREAS, in connection with the advisory services relating to the Subscription Agreements, Assignor has agreed to issue to Jacob Watters at the Closing warrants to purchase an aggregate of 10,000 ordinary shares at an exercise price of $10.00 per share (the “Advisor Warrant” and, together with the Half Warrants and Quarter Warrants, the “Warrants,”);

WHEREAS, on April 21, 2025, the Assignor and Terra Innovatum s.r.l., an Italian limited liability company entered into a business combination agreement (the “Business Combination Agreement”), which contemplates several transactions and reorganizations in connection with which Assignor will become a wholly-owned subsidiary of PubCo;

WHEREAS, pursuant to the Business Combination Agreement, on October 9, 2025, the Assignor and PubCo entered into that certain Plan of Merger (the “Merger Agreement”), pursuant to which a newly formed wholly-owned subsidiary of PubCo will merge with and into Assignor, with Assignor continuing as the surviving corporation and a wholly-owned subsidiary of PubCo; and

WHEREAS, pursuant and subject to the terms and conditions of the Merger Agreement, immediately prior to the Closing, PubCo shall assume the rights and obligations of the Assignor under the Subscription Agreements and Warrants in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment and Assumption of Subscription Agreements. Effective immediately prior to the Closing, Assignor hereby assigns, grants, conveys and transfers to PubCo all of Assignor’s rights and obligations under the Subscription Agreements and PubCo hereby accepts such assignment and agrees to assume all of Assignor’s duties and responsibilities under the Subscription Agreements.

2. Assignment and Assumption of Warrants. Effective immediately prior to the Closing, Assignor hereby assigns, grants, conveys and transfers to PubCo all of Assignor’s rights and obligations under the Warrants and PubCo hereby accepts such assignment and agrees to assume all of Assignor’s duties and responsibilities under the Warrants.

3. Other Adjustments. The Assignor and PubCo hereto agree that: (i) from and after the Closing, any references in the Warrants to: (x) the “Company” shall mean PubCo and (y) “GSR III Acquisition Corp. Class A Ordinary Shares” shall mean the ordinary shares of PubCo, par value

$EUR 0.01 per share. Any restrictions in the Warrants will continue in full force and effect, and the term and other provisions of the Warrants will otherwise remain unchanged.

4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, as such laws are applied to contracts entered into and performed in such State without resort to that State’s conflict-of-laws rules.

5. Counterpart. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by email or exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

6. Successors and Assigns. All the covenants and provisions of this Agreement shall bind and inure to the benefit of each party’s respective successors and assigns.

[Signature page follows]

The undersigned has signed this Agreement as of the date first set forth above.

GSR III ACQUISITION CORP.

By:	/s/ Gus Garcia
Name:	Gus Garcia
Title:	Co-Chief Executive Officer

Signature page to Assignment and Assumption Agreement

The undersigned has signed this Agreement as of the date first set forth above.

TERRA INNOVATUM GLOBAL N.V.

By:	/s/ Alessandro Petruzzi
Name:	Alessandro Petruzzi
Title:	Chief Executive Officer

Signature page to Assignment and Assumption Agreement

Exhibit A

Subscribers

1.	Segra Resource Partners, LP
2.	Alan Quasha (AE Capital Limited)
3.	Gerlach & Co
4.	Shaolin Capital Partners Master Fund, LT
5.	MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC
6.	EAGLE HARBOR MULTI-STRATEGY MASTER FUND LIMITED
7.	Shaolin Capital Parnters SP, a segregated portfolio of PC MAP SPC
8.	LMA SPAC – MAP 204 Segregated Portfolio
9.	Funicular Funuds, LP (Cable Car)
10.	Lincoln Park Capital Fund, LLC
11.	Bernard Eugene Wishard
12.	Mark Pickrell
13.	Magnetar Constellation Master Fund, Ltd
14.	Magnetar Structured Credit Fund, LP
15.	Magnetar Xing He Master Fund Ltd
16.	Magnetar SC Fund Ltd
17.	Magnetar SC Fund Ltd
18.	Magnetar Lake Credit Fund LLC
19.	Magnetar Alpha Star Fund LLC
20.	Fondazione Cassa di Risparmio di Lucca
21.	A11 VENTURE SPA Patrimonio Destinato PIANETA TERRA
22.	Giorgio Bartoli
23.	Paolo Tacchi
24.	Llban Ahmed Mohamed Varetti
25.	Matthew Adell
26.	Kevin Maloney
27.	Vijay Kirpalani

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